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                                                                    Exhibit 10.2

                                                    Lease No. WT-2887-B-84 (985)
                                                    Supplement No. 1

                             SUPPLEMENTAL AGREEMENT

                  THIS AGREEMENT, made as of the 21st day of March, 1993, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority") and EURO BROKERS INC. (hereinafter called the "Lessee"),

                  WITNESSETH, That:

                  WHEREAS, the Port Authority and the Lessee heretofore and as of September 10, 1992 entered into an agreement of lease identified by the above Port Authority Lease Number covering premises at the Port Authority World Trade Center in the Borough of Manhattan, City, County and State of New York (which agreement of lease, as the same may have been heretofore supplemented and amended, is hereinafter called the "Lease"); and

                  WHEREAS, the Port Authority and the Lessee desire to add to the premises under the Lease and to amend the same in certain other respects;

                  NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority and the Lessee hereby agree as follows:

                  1. In addition to the premises heretofore let to the Lessee under the Lease, the letting of which shall continue in full force and effect, subject to and in accordance with all of the terms, provisions, covenants and conditions of the Lease, the Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority at the Port Authority World Trade Center in the Borough of Manhattan, City, County and State of New York the spaces shown in horizontal hatching, diagonal hatching and crosshatching on the sketch annexed hereto, hereby made a part hereof and marked "Exhibit A-1", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon (the space shown in horizontal hatching on Exhibit A-1, together with the fixtures, improvements and other property therein or thereon hereinafter being referred to as "Closet Space A"; the space shown in diagonal hatching on Exhibit A-1, together with the fixtures, improvements and other property therein or thereon hereinafter being referred to as "Closet Space B"; and the space shown in crosshatching on Exhibit A-1, together with the fixtures, improvements and other property therein or thereon hereinafter being referred to as "Closet Space C"). Each of Closet Space A, Closet Space B and Closet Space C shall be and become a part of the premises under the Lease at 12:01 o'clock A.M. on March 22, 1993 and shall continue, unless sooner terminated, throughout the balance of the term of the letting under the Lease.

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The Port Authority and the Lessee hereby acknowledge that each of Closet Space
A, Closet Space B and Closet Space C constitutes non-residential real property.

                  2. The Lessee shall use each of Closet Space A, Closet Space B and Closet Space C solely for storage purposes in connection with its permitted business activities under the Lease and for no other purpose or purposes whatsoever.

                  3. For the period from and after the Effective Date throughout the balance of the term of the letting under the Lease, the Lessee, in addition to the basic rental otherwise payable under the Lease, shall pay to the Port Authority a basic rental for (a) Closet Space A at the rate of One Thousand Three Hundred Eight Dollars and No Cents ($1,308.00) per annum, in advance in monthly installments of One Hundred Nine Dollars and No Cents ($109.00) each, on the Effective Date and on the first day of each calendar month thereafter throughout the balance of the term of the letting under the Lease; (b) Closet Space B at the rate of Six Hundred Eighty-four Dollars and No Cents ($684.00) per annum, in advance in monthly installments of Fifty-seven Dollars and No Cents ($57.00) each, on the Effective Date and on the first day of each calendar month thereafter throughout the balance of the term of the letting under the Lease; and (c) Closet Space C at the rate of Two Thousand Seven Hundred Seventy-two Dollars and No Cents ($2,772.00) per annum, in advance in monthly installments of Two Hundred Thirty-one Dollars and No Cents ($231.00) each, on the Effective Date and on the first day of each calendar month thereafter throughout the balance of the term of the letting under the Lease.

                  4. From and after the Effective Date the basic rental for Closet Space A, Closet Space B and Closet Space C set forth in paragraph 3, above, shall be subject to adjustment during the term of the lettings of the said Closet Spaces in accordance with the provisions of Schedule A-1 attached to this Agreement and hereby made a part hereof. For the purpose of computing additional basic rental with respect to the said Closet Spaces pursuant to Schedule A-1 attached hereto, reference in said Schedule A-1 to the premises shall mean Closet Space A, Closet Space B and Closet Space C, collectively.

                  5. The Lessee acknowledges that it has inspected Closet Space A, Closet Space B and Closet Space C and has found them in good order and repair and has determined them to be suitable for its operations hereunder. The Lessee agrees to and shall take Closet Space A, Closet Space B and Closet Space C in their "as is" condition and the Port Authority shall have no obligation for finishing work or for preparation of the said Closet Spaces for the Lessee's use. The Lessee acknowledges that it has not relied upon any representation or statement of the Port Authority or its Commissioners, officers, employees or agents as to the suitability of Closet Space A, Closet Space B and Closet Space C for the operations permitted on the said Closet Spaces by this Agreement. The Lessee further acknowledges and understands that the Port Authority will not supply heat, ventilation and air-cooling in Closet Space A, Closet Space B and Closet Space C, and the Lessee further

                                       2
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agrees that no portion of Closet Space A, Closet Space B and Closet Space C will be used initially or at any time during the letting which is in a condition unsafe or improper for the conduct of the Lessee's operations under the Lease so that there is possibility of injury or damage to life or property.

                  6. (a) Notwithstanding the provisions of paragraph (c) of
Section 42 of the Lease, the Port Authority will not supply cleaning services to Closet Space A, Closet Space B and Closet Space C.

                     (b) Notwithstanding the provisions of Section 46 of the Lease and subject to the provisions of Section 42(f), (g), (h) and (i) of the Lease, the Port Authority shall, without additional charge, furnish to Closet Space A, Closet Space B and Closet Space C during normal business hours electricity for illumination only, by which is meant the energizing of fluorescent bulbs through existing wires, conduits and outlets, if any.

                  7. Notwithstanding any other provision of this Agreement, the Port Authority and the Lessee shall each have the right to terminate the letting of each of Closet Space A, Closet Space B and Closet Space C under this Agreement, without cause, at any time on thirty (30) days' notice to the other party. Any such termination of the letting of Closet Space A, Closet Space B and Closet Space C shall have the same force and effect as if the effective date of termination were the date fixed herein for the expiration of the term of the letting of Closet Space A, Closet Space B and Closet Space C under this Agreement.

                  8. The Lessee represents and warrants that no broker has been concerned in the negotiation and execution of this Agreement or the letting of Closet Space A, Closet Space B and Closet Space C hereunder and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and save harmless the Port Authority of and from any and all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or the letting of Closet Space A, Closet Space B and Closet Space C hereunder.

                  9. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the Lessee with any liability, or be held liable to it under any term or provision of this Agreement, or because of its execution or attempted execution or because of any breach thereof.

                  10. As hereby amended, all the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.

                  11. This Agreement and the Lease which it amends constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be

                                       3
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changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the Lease or this Agreement.

                  IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents, as of the date first above written.

ATTEST:                    THE PORT AUTHORITY OF NEW YORK
                           AND NEW JERSEY

                           BY /s/ The Port Authority of New York and New Jersey
------------------------     ---------------------------------------------------
SECRETARY

                           (TITLE) Director, World Trade Department
                                   ------------------------------------
                                                (Seal)

ATTEST:                    EURO BROKERS INC.

                           BY/s/ Donald Marshall
------------------------     ---------------------------------------------------
SECRETARY

                           (TITLE)  President
                                   ------------------------------------
                                          (Corporate Seal)

                                    [DIAGRAM]

ALL DIMENSIONS ARE APPROXIMATE

                                            INITIALED:

                                            /s/
                                            ------------------------------------
                                            For the Port Authority

                                            /s/ Donald Marshall
                                            ------------------------------------
                                            For the Lessee

SOUTH TOWER BUILDING
FLOOR 84TH                                  THE PORT OF NEW YORK AUTHORITY
                                            THE WORLD TRADE CENTER

DATE: DEC. 9, 1992           EXHIBIT A-1                 DRAWING NO. WT-2887-B84

                                       5

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                                  SCHEDULE A-1

                  1. For the purposes of this Schedule A-1, the following provisions shall apply:

                    (a) "Taxes" shall mean real estate taxes and assessments which may be imposed from time to time by the United States of America, the State of New York or any municipality or other governmental authority, upon the Port Authority with respect to the buildings, structures, facilities or land at the World Trade Center or with respect to the rentals or income therefrom in lieu of or in addition to any tax or assessment which would otherwise be a real estate tax or assessment and taxes shall include any payments in lieu of real estate taxes or assessments which may be agreed upon between the Port Authority and any of the foregoing governmental authorities, other than payments in lieu of taxes described in paragraph (b) below.

                    (b) "Payments in lieu of taxes" shall mean such payments as the Port Authority has agreed to pay the City of New York under an agreement dated 1967 as it may have been or may be thereafter supplemented or amended (hereinafter called "the City Agreement").

                    (c) The "annual per rentable square foot factor" referred to in this Schedule was initially fixed at $1.25 in the City Agreement and provision was made in paragraph 7(3) of the City Agreement for changes therein from time to time to reflect changes in the tax rate and changes in assessed valuations.

                    (d) "Tax base" shall mean $4.06.

                    (e) "Tax year" shall mean the twelve-month period established by The City of New York as a tax year for real estate tax purposes.

                    (f) "Wage rate" shall mean the cost for an hour's work by a porter engaged to work a 40 hour work week in a Class A office building in the City of New York which hourly cost shall be limited solely to the hourly wage rate for porters as that rate is established from time to time by collective bargaining agreement between the Realty Advisory Board on Labor relations, Incorporated, acting on behalf of various building owners and Local 32B-32J, Service Employees International Union, AFL-CIO, (which collective bargaining agreement is hereinafter referred to as "the Contract"), plus a proper proportion of fringe benefits and other payroll costs. As used herein:

                            (1) "Porter" or "porters" shall mean those employees engaged in the general maintenance and operation of office buildings and classified as "Others" by the Contract.

                             Page 1 of Schedule A-1

                            (2) "Fringe benefits" shall mean the items of cost which an employer would be obligated to pay or would incur pursuant to the contract on the basis of wages paid to a porter engaged to work a 40 hour work week in Class A office building in New York City who is entitled to receive on an annual basis the maximum entitlement under the Contract, including, without limitation, vacation allowances, sick leave, holiday pay, birthdays, jury duty, medical checkup, lunch time, relief time, other paid time off, bonuses, union assessments allocable to pension plans and welfare and training funds, and health, life, accident, or other such types of insurance.

                            (3) "Other payroll costs" shall mean taxes payable pursuant to law by an employer upon the basis of wages paid to a porter engaged to work a 40 hour work week in a Class A office building in New York City, including, without limitation, F.I.C.A., New York State Unemployment Insurance and Federal Unemployment Insurance.

                  If at any time during the term of the letting under the Lease the Contract shall require regular employment of porters on days or during hours when overtime or other premium pay rates are in effect pursuant to the Contract the hourly wage rate for porters under the Contract for the applicable period shall be determined by dividing the weekly wage an employer would be obligated to pay a porter engaged to work a 40 hour work week in a Class A office building in New York City under the Contract by 40.

                           If either the Realty Advisory Board on Labor
         Relations, Incorporated or Local 32B-32J, Service Employees International Union, AFL-CIO shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B-32J, Service Employees International Union, AFL-CIO, or if the job classification "Others" shall be renamed or abolished in any subsequent collective bargaining agreement entered into between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B-32J, Service Employees International Union, AFL-CIO, then the wage rate to be used in applying the provisions of this Schedule shall be the wage rate for those employees engaged in the general maintenance and operation of Class A office buildings either pursuant to any subsequent collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B-32J, Service Employees International Union, AFL-CIO, or if there is no such agreement, then pursuant to such agreement as the Port Authority shall select.

                            (g) "Basic wage rate" shall mean the wage rate in effect on

                             Page 2 of Schedule A-1

         January 1, 1993.

                            (h) "Rentable square feet in the premises" shall mean 90 square feet as to Closet Space A, 47 square feet as to Closet Space B and 191 square feet as to Closet Space C.


                            (i) "Lease" shall mean the agreement of lease to which this schedule is attached.

                  2. From and after each July 1, following the commencement date of the letting under the Lease, the Lessee shall pay an additional basic rental under the Lease at the annual rate computed by multiplying the rentable square feet in the premises by the excess over the tax base of the total of: (1) the annual per rentable square foot amount of taxes for the tax year beginning on that July 1; and (ii) the annual per rentable square foot factor used in computing payments in lieu of taxes for the tax year beginning on that July 1. If taxes become payable on a basis other than an annual amount per rentable square foot, the Port Authority will allocate those taxes to the rentable square feet of space in the World Trade Center and will notify the Lessee of the amount of such allocation.

                  3. In addition to additional basic rental payable under paragraph 2 above, from and after the commencement date of the letting under the Lease, the Lessee shall pay additional basic rental under the Lease at an annual rate equal to $0.01 for each $0.01, or major fraction thereof, that the wage rate in effect on the commencement date of the letting and each wage rate thereafter established from time to time during the term of the letting exceeds the basic wage rate, multiplied by the rentable square feet in the premises.

                  4. If the imposition or allocation of taxes or the establishment of an annual per rentable square foot factor to be used in computing payments in lieu of taxes for any tax year or the establishment of a wage rate to be effective for any period of time is delayed for any reason whatsoever, the Lessee shall nevertheless continue to pay the additional basic rental at the annual rate then in effect subject to retroactive adjustments at such time as the taxes are imposed or allocated or the said per rentable square foot factor or wage rate shall have been established.

                  5. After imposition and allocation of taxes for any tax year and the establishment for each tax year of the annual per rentable square foot factor used in computing payments in lieu of taxes and after the effective date of each wage rate in excess of the basic wage rate, the Port Authority will compute the annual rate or rates of additional basic rental payable by the Lessee under paragraph 2 or 3 above and will notify the Lessee of the amounts thereof. Additional basic rental accruing under paragraph 2 or 3

                             Page 3 of Schedule A-1
         above shall be computed separately and each amount thereof shall be payable by the Lessee to the Port Authority in advance in monthly installments, each installment being equal to 1/12 of the annual rate except that if at the time the Port Authority gives notice to the Lessee under this paragraph, additional basic rental shall have accrued for a period prior to the notice, the Lessee shall pay such additional basic rental in full for such period, within ten days after such notice.

                  6. If after an amount of additional basic rental shall have been fixed under paragraphs 2 or 3 above for any period, taxes are imposed or the amount of taxes or the annual per rentable square foot factor in regard to payments in lieu of taxes or the wage rate used for computing such additional basic rental shall be changed or adjusted, then the additional basic rental payable for that period shall be recomputed and from and after notification of the imposition, change or adjustment, the Lessee shall make payments based upon the recomputed additional basic rental and upon demand the Lessee shall pay any excess in additional basic rental as recomputed over amounts of additional basic rental theretofore actually paid. If such change or adjustment results in a reduction in the amount of additional basic rental for any period prior to notification, the Port Authority will credit the Lessee with the difference between the additional basic rental as recomputed for that period and amounts of additional basic rental actually paid.

                                                     /s/
                                                     ---------------------------
                                                     For the Port Authority

                                                     /s/ Donald Marshall
                                                     ---------------------------
                                                     For the Lessee

                             Page 4 of Schedule A-1

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

         On the           day of                     , 19      , before me
personally came                                                         to me
known, who, being by me duly sworn, did depose and say that he resides at

that he is the                                            of the Port Authority
of New York and New Jersey, (one of) the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Commissioners of the said corporation; and that he signed his name thereto by like order.

                                                     ---------------------------
                                                     (notarial seal and stamp)

STATE OF           )
                   )  ss.
COUNTY OF          )

         On the           day of                     , 19      , before me
personally came                                                  to me
known, who, being by me duly sworn, did depose and say that he resides at

that he is the                                                 President of

one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of the said corporation; and that he signed his name thereto by like order.


                                                     ---------------------------
                                                     (notarial seal and stamp)

                             Page 5 of Schedule A-1